Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-285427) on Form S-3 and registration statements (No. 333-288093) and (No. 333-225269) on Form S-8 of Cactus, Inc. of our report dated November 26, 2025, with respect to the special purpose financial statements of the Surface Pressure Control Business of Baker Hughes Company, which report appears in the Form 8-K/A of Cactus, Inc. dated March 19, 2026.

/s/ KPMG LLP
Houston, Texas
March 19, 2026